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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-68548

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	06-1047163 (I.R.S. Employer Identification Number)
ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139, (617) 252-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PETER WIRTH
Executive Vice President and Chief Legal Officer
Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139
(617) 252-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
PAUL KINSELLA Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

        Genzyme Corporation previously registered for resale up to 2,633,400 shares of Genzyme General Division Common Stock (the "Shares") issuable in connection with Genzyme Corporation's acquisition of Novazyme Pharmaceuticals, Inc. As of the date of this Post-Effective Amendment, 177,699 Shares have been resold pursuant to the Registration Statement (assuming that holders of the Shares complied with their agreement to notify Genzyme Corporation upon any sale of Shares pursuant to the Registration Statement); accordingly, this Post-Effective Amendment is filed to deregister 2,455,701 Shares that were not sold pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 31, 2003.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

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SIGNATURES